As filed with the Securities and Exchange Commission on February 4, 2021

            Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGRO MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	46-2405937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

955 Perimeter Road

Manchester, New Hampshire 03103

Telephone: (603) 626-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ravi Vig

Chief Executive Officer

Allegro MicroSystems, Inc.

955 Perimeter Road

Manchester, New Hampshire 03103

Telephone: (603) 626-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Peter M. Labonski, Esq. Keith L. Halverstam, Esq. Thomas J. Malone, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Fax: (212) 751-4864	Christopher E. Brown General Counsel Allegro MicroSystems, Inc. 955 Perimeter Road Manchester, New Hampshire 03103	Derek J. Dostal, Esq. Michael Kaplan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-252667

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Common stock, par value $0.01 per share	2,875,000	$30.30	$87,112,500	$9,504

(1)

Represents only the additional shares of common stock being registered and includes 375,000 additional shares of common stock that the underwriters have an option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252667).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing of $54,390 for the Registration Statement on Form S-1 (File No. 333-252667), which was declared effective on February 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $87,112,500 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-252667) (as amended, the “Prior Registration Statement”), which the Commission declared effective on February 4, 2021. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 2,875,000 shares of its common stock, which includes 375,000 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, (File No. 333-252667), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1(1)	Opinion of Latham & Watkins LLP

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1(2)	Power of Attorney

(1)	Previously filed as Exhibit 5.1 to the Prior Registration Statement, as filed with the Commission on February 2, 2021 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Prior Registration Statement, as filed with the Commission on February 2, 2021 and incorporated by reference herein.

i-1

SIGNATURES

Pursuant to the requirements of the Securities Act, Allegro MicroSystems, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, New Hampshire, on this 4th day of February, 2021.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
Ravi Vig Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ravi Vig Ravi Vig	Chief Executive Officer (Principal Executive Officer) and Director	February 4, 2021

/s/ Paul V. Walsh, Jr. Paul V. Walsh, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2021

* Yoshihiro (Zen) Suzuki	Chairman of the Board of Directors	February 4, 2021

* Andrew Dunn	Director	February 4, 2021

* Noriharu Fujita	Director	February 4, 2021

* Reza Kazerounian	Director	February 4, 2021

*	Director	February 4, 2021
Christine King

* Richard Lury	Director	February 4, 2021

* Joseph Martin	Director	February 4, 2021

* Paul Carl (Chip) Schorr IV	Director	February 4, 2021

* Hideo Takani	Director	February 4, 2021

*By:	/s/ Ravi Vig
Ravi Vig
Attorney-in-fact